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                                                                  EXHIBIT 99.(J)

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated April 13, 2001, relating to the financial statements and financial highlights, which appear in the February 28, 2001 Annual Reports to Shareholders of Strategic Partners Focused Growth Fund and Strategic Partners New Era Growth Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Other Service Providers" and "Financial Statements" in such Registration Statement.



PricewaterhouseCoopers LLP

New York, New York
April 26, 2001